Exhibit 10.39
AMENDMENT TO THE
TOLLGRADE COMMUNICATIONS, INC.
MANAGEMENT INCENTIVE COMPENSATION PLAN
     WHEREAS, Tollgrade Communications, Inc. (the “Company”) sponsors the Tollgrade Communications, Inc. Management Incentive Compensation Plan (the “Plan”);
     WHEREAS, pursuant to Section 3.09 of the Plan, the board of directors of the Company has the authority to amend the Plan; and
     WHEREAS, the Company wishes to amend the plan to reflect the provisions of Section 409A of the Internal Revenue Code of 1986, as amended.
     NOW, THEREFORE, the Plan is hereby amended effective as of January 1, 2005 as follows:
1.      Section 2.01 is amended to add the following new subsection (q):
     (q) “Discretionary Bonus” shall mean the bonus described in Section 5.05.
2.      Section 6.01 is amended in its entirety to read as follows:
Section 6.01 — Timing of Payment. Incentive Compensation Awards and Discretionary Bonuses for an Award Year shall be paid to the Participant, or in the case of death to the Participant’s Beneficiary, on or before March 15th of the year following the year in which the Incentive Compensation Award or Discretionary Bonus (as applicable) is earned.
     IN WITNESS WHEREOF, the Company’s duly authorized officer has caused this Amendment to be executed this 13th day of December, 2007.

TOLLGRADE COMMUNICATIONS, INC.
By:	/s/ Sara M. Antol
Title:	General Counsel and Secretary